SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                       Date of Report: SEPTEMBER 10, 2003
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                            NUWAVE TECHNOLOGIES, INC.
                            -------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         DELAWARE                     0-28606                  22-3387630
(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)            File Number)            Identification No.)

                               ONE PASSAIC AVENUE
                           FAIRFIELD, NEW JERSEY 07004
                    (Address of principal executive offices)

                                 (973) 882-8810
                                 --------------
                (Registrant's Executive Office Telephone Number)

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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

     On September 10, 2003, NUWAVE Technologies, Inc. entered into an Agreement with Cornell Capital Partners, LP to settle a default on its indebtedness owed to Cornell Capital Partners. Pursuant to the Agreement, Cornell Capital Partners and NUWAVE agreed to the following:

     o         Cornell   Capital   Partners  agreed  not  to  foreclose  on  its
        outstanding indebtedness owed by NUWAVE.

     o Cornell Capital Partners agreed to enter into a new loan agreement with NUWAVE for net proceeds of $200,000 to be deposited in escrow to be used to satisfy certain outstanding obligations of NUWAVE, including trade payables, unpaid wages, and settlement of employment agreements.

     o Cornell Capital Partners will consider providing additional capital to NUWAVE and assisting in identifying new businesses.

     o Cornell Capital Partners intends to maintain NUWAVE's public filings and status.

     o Gerald Zarin, NUWAVE's Chief Executive Officer and Chairman of the Board of Directors, and Jeremiah O'Brien, NUWAVE's Chief Financial Officer, agreed to resign all positions with NUWAVE. These resignations will be effective upon NUWAVE receiving releases settling trade payables, unpaid wages, employment agreements, and the release of funds from the escrow fund. In return for submitting their resignations and signing releases from their respective employment agreements, Messrs. Zarin and O'Brien will receive a settlement consisting of cash and warrants to purchase shares of NUWAVE's common stock at an exercise price of $1.00 per share.

     o NUWAVE's board of directors shall appoint a nominee to its board of directors, which nominee will be selected by Cornell Capital Partners. Upon such appointment, NUWAVE's current board members will resign.

     The Agreement is expected to be consummated on or about September 24, 2003, PROVIDED that the closing conditions are satisfied. The closing conditions include the settlement of outstanding debts and wages, the resignation of Messrs. Zarin and O'Brien, board approval and other conditions set forth in the Agreement.

     Under the Agreement, Cornell Capital Partners is expected to assume control of NUWAVE through its representative on the board of directors. It is expected to assume such control under the terms of the Agreement and, in particular, in lieu of foreclosing on its Securities Purchase Agreement, which is currently in default. Control is expected to be assumed from NUWAVE's current board of directors, who are expected to resign upon consummation of the Agreement.

     Cornell Capital Partners is not the beneficial owner of any shares of NUWAVE's common stock.

     As of September 18, 2003, NUWAVE had 1,875,903 shares of common stock outstanding.

ITEM 7.  EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION
-----------  -------------------------------------------------------------------
10.1         Agreement   dated  as  of  September   10,  2003   between   NUWAVE
             Technologies, Inc. and Cornell Capital Partners, LP

FORWARD-LOOKING STATEMENTS

     Statements contained in this Form 8-K regarding the Agreement with Cornell Capital Partners, LP and other planned events are forward-looking statements. These statements are subject to uncertainties and risks, many of which are beyond NUWAVE's control, including, but not limited to, satisfying the conditions set forth in the Agreement. Other applicable risks are summarized under the caption "Risk Factors" in NUWAVE's SB-2 filed with the Securities and Exchange Commission on December 27, 2002. Forward-looking statements by their nature involve substantial risks and uncertainties. As a result, actual results

                                       2
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may differ  materially  depending on many  factors,  including  those  described above. NUWAVE cautions that historical results are not necessarily indicative of future performance.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 23, 2003                 NUWAVE TECHNOLOGIES INC.


                                           By:   /s/ Jeremiah O'Brien
                                              ----------------------------
                                           Name: Jeremiah O'Brien
                                           Its:  Chief Financial Officer

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

                                  EXHIBIT 10.1
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                                    AGREEMENT
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                                      A-1